UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (708) 339-1610

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 11, 2013, Atkore Plastic Pipe Corporation (“Atkore”), a subsidiary of Atkore International Holdings Inc., completed its previously announced acquisition of substantially all of the assets of EP Lenders II, LLC d/b/a Ridgeline Pipe Manufacturing (the “Company”). The aggregate purchase price for the assets was $38,196,000, subject to adjustment as provided in the asset purchase agreement, by and among the Company, each person identified on the signature pages thereto as a designated member of the Company and Atkore, dated October 4, 2013 (the “Ridgeline Agreement”).
The foregoing summary of the Ridgeline Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ridgeline Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

2.1*	Asset Purchase Agreement, dated as of October 4, 2013, by and among EP Lenders II, LLC, each designated member of EP Lenders II, LLC and Atkore Plastic Pipe Corporation.
*Atkore International Holdings Inc. undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2013	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1*	Asset Purchase Agreement, dated as of October 4, 2013, by and among EP Lenders II, LLC, each designated member of EP Lenders II, LLC and Atkore Plastic Pipe Corporation.
*Atkore International Holdings Inc. undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.